Exhibit 99.1

Imago BioSciences Presents Positive Data from Ongoing Phase 2 Study of Bomedemstat in Advanced Myelofibrosis at ASH 2021

- Bomedemstat continues to be generally well-tolerated -

- Bomedemstat demonstrated encouraging and distinct clinical benefit to patients with advanced myelofibrosis—

- Data highlights rationale for bomedemstat as potential MF mono- or combination-therapy -

- Phase 2 trial fully enrolled in May 2021 with 89 patients -

SOUTH SAN FRANCISCO, Calif. – Dec. 11, 2021 – Imago BioSciences, Inc. (“Imago”) (Nasdaq: IMGO), a clinical stage biopharmaceutical company discovering new medicines for the treatment of myeloproliferative neoplasms (MPNs), today presented positive data from its ongoing global Phase 2 clinical study evaluating bomedemstat in patients with advanced myelofibrosis (MF). The data were presented in an oral session during the 63rd American Society of Hematology (ASH) Annual Meeting and Exposition, taking place December 11-14, 2021. Previously, a Phase 2 data set with a cut-off date of May 17, 2021 was presented at the European Hematology Association 2021 Virtual Congress.

Updated Highlights (as of November 1, 2021 cutoff):

•	Of the evaluable patients at 24 weeks:

•	74% (17/23) showed a decrease in Total Symptom Score (TSS).

•	26% (6/23) showed a ≥50% decrease in TSS.

•	75% (30/40) showed spleen volume reductions.

•	81% (103/127) of mutant allele frequencies (MAFs) were either stable (45%) or reduced (36%), including driver and high molecular risk (HMR) mutations such as ASXL1.

•	89% (32/36) of patients who were transfusion-independent at baseline had stable or improved hemoglobin at 12 weeks.

•	No new mutations or transformation to acute myeloid leukemia (AML) in more than 600 days of follow-up in patients with high risk of progression.

“Today’s ASH 2021 data further demonstrates the potential of bomedemstat as a unique and differentiated treatment option for patients living with advanced myelofibrosis,” said Wan-Jen Hong, M.D., CMO, Imago BioSciences. “We were gratified to reach full enrollment in our myelofibrosis trial earlier this year and remain pleased with the safety and tolerability profile observed to date. Looking ahead, we anticipate continued momentum in this program through an investigator-sponsored trial evaluating bomedemstat in combination with ruxolitinib in MF patients who are either treatment naïve or respond sub-optimally to ruxolitinib treatment.”

Safety & Tolerability

•	Bomedemstat was generally well-tolerated to date in patients with myelofibrosis.

•	The most common non-hematologic AE related to bomedemstat was dysgeusia (altered taste), which occurred in 27 patients (30%).

“Bomedemstat continues to show strong potential as a monotherapy that may offer distinct clinical benefits for patients living with advanced myelofibrosis,” said Hugh Y. Rienhoff, Jr., M.D., CEO, Imago BioSciences. “A large majority of the patients enrolled in this trial saw improvements in symptom scores, spleen volumes and occurrence of anemia. Altogether, these data show that bomedemstat may have a significant impact on this progressive and often debilitating disease.”

Details on Imago’s ASH Presentation

Oral Presentation Title: A Phase 2 Study of the LSD1 Inhibitor IMG-7289 (Bomedemstat) for the Treatment of Advanced Myelofibrosis

Session: Myeloproliferative Syndromes: Clinical and Epidemiological: Novel Therapies for MPNs and JAK inhibitors for Myelofibrosis

Presenter: Harinder Gill, M.D., study investigator and presenter of the data, Department of Medicine, University of Hong Kong, Queen Mary Hospital, Pok Fu Lam, Hong Kong

Date and Time: December 11, 2021, at 12:00 PM ET

For further details, please see the ASH 2021 abstract and presentation on the Imago website here.

About Imago’s Phase 2 Advanced Myelofibrosis Program

Myelofibrosis (MF) is a progressive cancer in which the bone marrow is gradually replaced by fibrous, scar-like tissue. There is a significant unmet need for a disease-modifying therapy. The need is greatest in patients with MF whose disease is not adequately managed with current JAK inhibitors, the current standard of care.

This Phase 2b multi-center, open-label study is designed to assess the safety, efficacy, pharmacodynamics, and spleen volume reduction of bomedemstat, an oral inhibitor of the lysine-specific demethylase 1 (LSD1). Eligible patients aged 18 or over with MF who are refractory or resistant to, intolerant of, are inadequately controlled by or ineligible for approved therapies were considered for the study. Exploratory assessments include symptom reduction, changes in cytokine profiles, changes in the frequency of mutant alleles and bone marrow fibrosis. The trial is being conducted in the United States, United Kingdom, European Union and Hong Kong. This ongoing 24-week study completed enrollment in May 2021 for a total of 89 patients.

About Imago BioSciences

Imago BioSciences is a clinical-stage biopharmaceutical company discovering and developing novel small molecule product candidates that target lysine-specific demethylase 1 (LSD1), an enzyme that plays a central role in the production of blood cells in the bone marrow. Imago is focused on improving the quality and length of life for patients with cancer and bone marrow diseases. Bomedemstat, an orally available, small molecule inhibitor of LSD1, is the lead product candidate discovered by Imago for the treatment of certain myeloproliferative neoplasms (MPNs), a family of related, chronic cancers of the bone marrow. Imago is evaluating Bomedemstat as a potentially disease-modifying therapy in two Phase 2 clinical trials for the treatment of essential thrombocythemia (NCT04254978) and myelofibrosis (NCT03136185). Bomedemstat has U.S. FDA Orphan Drug and Fast Track Designation for the treatment of ET and MF, European Medicines Agency (EMA) Orphan Designation for the treatment of ET and MF, and PRIority MEdicines (PRIME) Designation by the EMA for the treatment of MF. The company is based in South San Francisco, California. To learn more, visit www.imagobio.com, www.myelofibrosisclinicalstudy.com, www.etclinicalstudy.com and follow us on Twitter @ImagoBioRx, Facebook and LinkedIn.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “may,” “will,” “should,” “expect,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.

These statements may relate to, but are not limited to, the results, conduct, progress and timing of Imago clinical trials, plans for an investigator-sponsored trial, the regulatory approval path for bomedemstat and plans for future operations, as well as assumptions relating to the foregoing. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include: our ability to enroll patients in clinical trials, delays in clinical trials or an inability to successfully conduct or complete clinical trials on expected timelines or at all, the occurrence of harmful side effects or other characteristics that indicate bomedemstat does not meet applicable regulatory criteria, changes in the market for bomedemstat that impact its commercial attractiveness, our ability to produce bomedemstat in commercial quantities at an acceptable cost, and other risks related to the regulatory approval path for bomedemstat and our ability to receive regulatory approval for bomedemstat and commercialize bomedemstat. You should not put undue reliance on any forward-looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Except as required by law, Imago does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Gilmartin Group, LLC.

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Canale Communications

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